Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

APREA THERAPEUTICS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Aprea Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), I, Oren Gilad, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2024	/s/ Oren Gilad
Oren Gilad
Chief Executive Officer